UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2012

WEBMEDIABRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854

(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on September 22, 2011, WebMediaBrands Inc. received a notice from the Nasdaq Stock Market indicating that it no longer complies with the requirements of Nasdaq Marketplace Rule 5450(a)(1) for continued listing on the Nasdaq Global Market. The rule requires that shares of WebMediaBrands’s stock maintain a minimum bid price of $1.00 per share. WebMediaBrands was granted 180 calendar days, or until March 20, 2012, in which to regain compliance with the listing requirement.

To date, WebMediaBrands has not complied with the minimum bid price requirement. On March 16, 2012, prior to the expiration of the 180-day grace period, WebMediaBrands submitted an application to transfer its securities to the Nasdaq Capital Market in order to gain an additional 180-day grace period, and plans to effect a reverse stock split, if necessary and approved by its stockholders, to cure the bid price deficiency during the 180-day compliance period pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMEDIABRANDS INC.

Date: March 21, 2012

/s/ Donald J. O’Neill
Donald J. O’Neill
Vice President and Chief Financial Officer